EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Form S-8 of our report dated August 31, 2003 appearing in the Annual Report on Form 10-K of Eagle Broadband, Inc. for the year ended August 31, 2003.


//S//McManus & Company, PC.
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McManus & Company, PC
Rockaway, New Jersey
July 26, 2004